PENN LAUREL FINANCIAL CORP.
                           CURWENSVILLE, PENNSYLVANIA

                          INCENTIVE STOCK OPTION PLAN

1.   Purpose and Scope

     The purpose of this Stock Option Plan is to promote the interests of the Company and its shareholders by strengthening its ability to attract and retain key officers by furnishing additional incentives whereby such present and future employees may be encouraged to acquire, or to increase their acquisition of, the Company's common shares, thus maintaining their personal and proprietary interest in the Company's continued success and progress. The Stock Option Plan provides for the grant of Incentive Stock Options in accordance with the terms and conditions set forth below.

2.   Definitions

     Unless otherwise required by the context:

     2.01. "Company" shall mean Penn Laurel Financial Corp., a Company doing business in Pennsylvania, and any subsidiary corporation.

     2.02 "Board" shall mean the Board of Directors of the Company.

     2.03. "Committee" shall mean the Stock Option Plan Committee, which consists of three members appointed by the Board.

     2.04. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.05. "Incentive Stock Option" shall mean a right to purchase Stock, granted pursuant to the Stock Option Plan, which qualifies under Section 422 of the Code and the regulations thereunder.

     2.06. "Optionee" shall mean anyone to whom an Incentive Stock Option is granted under the Stock Option Plan.

     2.07. "Options" shall mean an Incentive Stock Option.


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     2.08. "Option Price" shall mean the purchase price for Stock under an
Incentive Stock Option, as determined in Section 6 below.

     2.09. "Stock Option Plan" shall mean the Penn Laurel Financial Corp. Incentive Stock Option Plan.

     2.10. "Stock" shall mean the common shares of Penn Laurel Financial Corp.

     2.11. "Stock Option Agreement" shall mean an agreement between an Optionee and the Company containing the terms and conditions of the Option as set forth in Section 8.

3.   Stock to be Optioned

     Subject to the provisions of Section 15 of the Stock Option Plan, the maximum number of shares of Stock that may be subject to Options under the Stock Option Plan is 40,000 shares. Such shares of Stock may be treasury, or authorized, but unissued, shares of Stock of the Company. If any Incentive Stock Option granted under the Stock Option Plan shall expire or terminate for any reason without having been exercised in full, the shares not purchased shall again be available for purposes of the Stock Option Plan.

4.   Administration

     The Stock Option Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Stock Option Plan, and shall make recommendations to the Board with respect to participation in the Stock Option Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Stock Option Plan by the Committee shall be final, unless otherwise determined by the Board. However, no Committee member shall have any discretion in regard to either his Options or his participation in the Stock Option Plan. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

5.   Eligibility

     The Board, upon recommendation of the Committee, may grant Incentive Stock Options to any officer, key executive, administrative or other employee of the Company (including an employee who is a director of the Company). Options may be awarded by


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the Board at any time and from time to time to new Optionees, or to then
Optionees, or to a greater or lesser number of Optionees, and may include or exclude previous Optionees, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

6.   Option Price

     Except as otherwise provided in Section 9.02, the purchase price for Stock under each Option shall be 100 percent of the Fair Market Value of the Stock at the time the Option is granted.

7.   Fair Market Value of Stock

     The Committee shall have sole discretion to determine the Fair Market Value of Stock, taking into consideration such factors as the then most recent annual independent appraisal of Stock under the Penn Laurel Financial Corp. Employee Stock Ownership Plan with 401(k) Provisions, and Stock trades or events since the most recent appraisal that affect such most recent appraisal price.

8.   Terms and Conditions of Options

     Options granted pursuant to the Stock Option Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such Stock Option Agreements shall comply with and be subject to the following terms and conditions:

     8.01. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Stock Option Plan a condition that an employee-Optionee shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the Employment Agreement) following the date the Option is granted. No such Employment Agreement shall impose upon the Company, however, any obligation to employ the Optionee for any period of time.

     8.02. Noncompetition. The Board may, in its discretion, include in any Option granted under the Stock Option Plan a condition that an Optionee agree not to compete with the Company for a specific period of time and/or within a specific geographic area.


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     8.03. Time and Method of Payment. The Option Price shall be paid in cash by certified check or bank cashier's check at the time an Option is exercised under the Stock Option Plan. Promptly after the exercise of an Option, and the payment of the full Option Price in cash, the Optionee shall be entitled to the issuance of a stock certificate evidencing his ownership of the shares of Stock subject to the Option. An Optionee shall have none of the rights of a shareholder with respect to Stock purchased under the Stock Option Plan until a stock certificate representing such Stock is issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     8.04. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

     8.05. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Stock Option Agreement. Except as provided in the Stock Option Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

9.   Provisions Applicable to Incentive Stock Options

     It is intended that Incentive Stock Options granted under the Stock Option Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. The following provisions are applicable to any Incentive Stock Option granted under the Stock Option Plan.

     9.01. Term of Incentive Stock Option. No Incentive Stock Option shall be exercisable after the date ten years from the date such Incentive Stock Option is granted.

     9.02. Ten Percent Shareholder. Notwithstanding any other provision herein contained, no Optionee may receive an Incentive Stock Option under the Stock Option Plan if such Optionee, at the time the Option is granted, owns (as defined in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Option Price for such Incentive Stock Option is at least 110 percent of the fair market value of the Stock subject to such Incentive Stock Option on the date of the grant and such Incentive Stock Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.


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     9.03. Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     9.04. Grant of Incentive Stock Option. An Incentive Stock Option granted pursuant to the Stock Option Plan must be granted within ten years from the date the Stock Option Plan is adopted or the date the Stock Option Plan is approved by Company shareholders, whichever is earlier.

10.  Exercise of Options

     The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of the Stock Option Plan and the applicable Stock Option Agreement.

     If an Optionee is discharged for just cause at any time, any existing and unexercised Options granted to him shall be forfeited. For this purpose, "just cause" shall mean theft, fraud, embezzlement or willful misconduct causing significant property, financial, or other economic damage to the Company or personal injury to any employee of the Company. The Committee shall have sole discretion in determining just cause within the terms of this definition.

11.  Termination of Employment

     Following the date of termination of employment other than for just cause, an Optionee may at any time within three (3) months exercise his Options to the extent that he was entitled to exercise them on the date of termination of employment, but in no event shall any Option be exercisable more than ten (10) years from the date it was granted. The Committee shall determine, unless overruled by the Board, in each case and, subject to applicable law whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

12.  Rights in Event of Death

     If an Optionee leaves the employment of the Company due to death or dies within three (3) months after having terminated continuous employment, without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate


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shall have the right to exercise all of his Options, provided, however, that in no event shall the Options be exercisable more than three (3) months from the date of the Optionee's death or termination of continuous employment, nor at any date that exceeds ten years from the date such Options were granted.

13.  No Obligations to Exercise Option

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

14.  Nonassignability

     Options shall not be transferable other than by will or by the laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee.

15.  Effect of Change in Stock Subject to the Stock Option Plan

     The aggregate number of shares of Stock available for Options under the Stock Option Plan, the Stock subject to any Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Stock Option Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, or upon a sale of substantially all of the shares of Stock or assets of the Company, all Options outstanding under the Stock Option Plan shall terminate; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each Optinee (and each other person entitled under Sections 12 or 14 to exercise an Option) during which time he shall have the right to exercise all of his Options in whole or in part.


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16.  Amendment and Termination

     Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option, previously granted under the Stock Option Plan, except as authorized herein. Unless sooner terminated, the Stock Option Plan shall remain in effect for a period of ten (10) years from the earlier of the date of the Stock Option Plan's adoption by the Board or approval by the Company shareholders. Termination of the Stock Option Plan shall not affect any Option previously granted.

     With respect to any shares of Stock to which Options have not been granted under the Stock Option Plan, the Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend certain provisions of the Stock Option Plan except that it may not, without the approval of the shareholders of the Company: (i) change the number of shares of Stock available for grant under the Stock Option Plan, (ii) extend the duration of the Stock Option Plan, (iii) increase the maximum term of Options under the Stock Option Plan, (iv) decrease the minimum Option Price of Options, (v) change the class of employees eligible to be granted Incentive Stock Options under the Stock Option Plan, or (vi) effect a change relating to Incentive Stock Options granted under the Stock Option Plan which is inconsistent with Code Section 422 or the regulations thereunder.

17.  Agreement and Representation of Employees

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

18.  Reservation of Shares of Stock

     The Company, during the term of the Stock Option Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of the Stock Option Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock


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hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

19.  Withholding Taxes

     Whenever under the Stock Option Plan shares of Stock are to be issued upon the exercise of Options thereunder, the Company shall have the right to require the Optionee to remit to the Company an amount in cash sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any Stock certificate or certificates for such shares. For withholding tax purposes, the shares of Stock shall be valued at their Fair Market Value on the date the withholding obligation is incurred.

20.  Miscellaneous

     20.01. Applicable Law. All questions pertaining to the validity, construction and administration of the Stock Option Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the State of Pennsylvania, to the extent not inconsistent with Section 422 of the Internal Revenue Code and regulations thereunder.

     20.02. Gender. As used in this instrument, the masculine, feminine, and neuter genders shall be deemed to include the others unless the content requires otherwise.

21.  Effective Date of Stock Option Plan

     The Stock Option Plan shall be effective from the earlier of the date of the Stock Option Plan's adoption by the Board or approval by the shareholders of the Company.

Date Approved By Board of Directors: July 22, 1998
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Date Approved by Company Shareholders: May 12, 1999
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